UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On June 30, 2014, Cleantech Innovations, Inc. (the “Registrant”) received a deficiency letter from The Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that it was no longer in compliance with NASDAQ’s majority independent board, audit committee composition, independent director oversight of executive compensation and director nomination requirements as such requirements are set forth in NASDAQ Listing Rules 5605(b)(1), 5605(c)(2), 5605A(d) and 5605(e)(1), respectively.

The deficiency letter states that the Registrant has until August 14, 2014 (the “Compliance Deadline”) to submit a plan to regain compliance. If NASDAQ accepts the plan of compliance, it can grant an extension of up to 180 calendar days from June 30, 2014 (until December 27, 2014) for the Registrant to evidence compliance. The Registrant intends to submit a plan to regain compliance or to regain compliance in advance of the Compliance Deadline.

These deficiencies are the result of the resignations, effective June 11, 2014, of Bei Lu, Dianfu Lu, Shuyan Liu and Zili Zhao from the Registrant’s Board of Directors (the “Board”) as previously disclosed in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2014.

Also, as previously disclosed by the Registrant in the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2014, upon completion of the contemplated agreement and plan of share exchange between the Registrant and Initial Koncepts, Inc. d/b/a Six Dimensions (the “Exchange Agreement”), it is anticipated that the Board will be reconstituted to consist of five directors, including four who are independent, and that the Registrant will otherwise regain compliance with the above-referenced NASDAQ Listing Rules.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant has filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effect a one (1)-for-three (3) reverse stock split (the “Reverse Split”) of the authorized and issued and outstanding shares of the common stock, par value $0.00001 per share, of the Registrant (the “Common Stock”). Pursuant to the Certificate of Change, the Reverse Split will become effective at 5:00 a.m. Eastern Standard Time on July 14, 2014 (the “Effective Time”).

The Reverse Split was duly approved by the Board of Directors of the Registrant without shareholder approval, in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. At the Effective Time, the Registrant’s Articles of Incorporation will also be deemed amended and the authorized number of shares of the Registrant’s Common Stock will accordingly decrease from two hundred million (200,000,000) shares to sixty-six million, six hundred and sixty-six thousand, six hundred and sixty-seven (66,666,667) shares.

Pursuant to the Certificate of Change, holders of the Registrant’s Common Stock will be deemed to hold one (1) post-split share of the Registrant’s Common Stock for every three (3) shares of the Registrant’s issued and outstanding Common Stock held immediately prior to the Effective Time. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. Stockholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share. In addition, the shares to be exchanged pursuant to the Exchange Agreement will be adjusted to reflect the Reverse Split.

Item 8.01       Other Events.

At the market opening on July 14, 2014, the Registrant’s Common Stock will be listed on the NASDAQ Stock Market on a split-adjusted basis. The Registrant’s Common Stock will continue to be listed under the symbol “CTEK.” The Registrant’s Common Stock will be listed under a new CUSIP number 18451B200.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.                            Description

3.1                                           Certificate of Change Pursuant to NRS 78.209 filed by the Registrant on July 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.

Date: July 3, 2014	By: /s/ Terry McEwen
Name: Terry McEwen
Title: Chief Executive Officer